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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 21, 2002

HABERSHAM ENERGY COMPANY
(Exact name of registrant as specified in its charter)

                                                           OKLAHOMA                       0-8924 7                                     3-0981865
                                       (State of incorporation)    (Commission File No.)        (IRS Employer Identification No.)

1338 South Foothill Blvd., #175
Salt Lake City, Utah                               84108
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (925) 377-2000

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ITEM 5. OTHER EVENTS

ANNUAL MEETING. We held our 2002 Annual Meeting of Stockholders on February 21, 2002, at which our stockholders approved:

(1) the election of three directors to hold office until the next Annual Meeting of Stockholders or until their successors have been duly qualified and elected;

(2) an amendment to our articles of incorporation to effect, upon filing with the Secretary of State of the State of Oklahoma, a 1-for-100 reverse stock split, to maintain the number of authorized shares of common stock at 20,000,000 and to decrease the par value of the common stock from $0.10 to $0.001 per share; and

(3) an amendment to our certificate of incorporation to change the name of the company from Habersham Energy Company to Trinity Companies, Inc.

As of February 7, 2002, the record date for the meeting, 4,967,424 shares of voting Common Stock were issued and outstanding.

Douglas Cole, Edward Mooney and William Jobe were each elected as members of the Board of Directors. They each received 2,484,820 votes. No other shares were present or voted at the meeting.

The proposal to amend our Certificate of Incorporation to effect a 1-for-100 reverse stock split, to maintain the number of authorized shares of common stock at 20,000,000 and to decrease the par value of the common stock from $0.10 to $0.001 per share was approved with the holders of our Common Stock casting 2,484,820 votes in favor of approval. No other shares were present or voted at the meeting. We plan to file an amendment effecting the reverse stock split with the Secretary of State of the State of Oklahoma on or about March 15, 2002.

The adoption of an amendment to our Certificate of Incorporation to change the name of the company from Habersham Energy Company to Trinity Companies, Inc. was approved with the holders of our Common casting 2,484,820 votes in favor of approval. No other shares were present or voted at the meeting. We plan to file an amendment effecting the name change with the Secretary of State of the State of Oklahoma on or about March 15, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HABERSHAM ENERGY COMPANY

Date: March 1, 2002 By: /s/ ROBERT WALLACE
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Name: Robert Wallace
Title: President